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                                                                     EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                             235 Montgomery Street
                        San Francisco, California 94104
                                 (415) 983-1000

                                         March 20, 1998

Del Monte Foods Company
One Market Plaza
Steuart Tower
San Francisco, CA 94105

     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     This opinion is being delivered in connection with the proposed offer to exchange (the "Exchange Offer") by Del Monte Foods Company (the "Company") their 12-1/2 Senior Discount Notes Due 2007 (the "Exchange Notes") for any and all of their 12-1/2 Senior Discount Notes Due 2007 (the "Initial Notes"). The Exchange Notes are to be issued pursuant to a Registration Statement of Form S-4 (the "Registration Statement"), filed on March 4, 1998, and amended pursuant to Amendment No. 1 to the Registration Statement, filed on March 20, 1998 by the Company with the Securities and Exchange Commission under the Securities Act of 1933. The Exchange Notes will be issued under an Indenture, dated as of December 17, 1997 (the "Indenture"), between the Company and Marine Midland Bank Trustee (the "Trustee"), in substantially the form filed as Exhibit 4.1.

     We are of the opinion that, when (a) the Indenture, under which the Exchange Notes will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and (c) the Exchange Notes have been delivered in exchange for the Initial Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will be legally issued and binding obligations of the Company.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.



                                         /s/ PILLSBURY MADISON & SUTRO LLP
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